                                  CERTIFICATION

         I, W. D. Marting, duly elected and qualified Secretary of Ameritas Variable Life Insurance Company, Lincoln, Nebraska, hereby certify that the attached Amended Articles of Incorporation is a true and exact copy of the Amended Articles of Incorporation adopted by the Board of Directors of Bankers Life Assurance Company of Nebraska (renamed Ameritas Variable Life Insurance Company, effective July 1, 1988) on February 26, 1988, and approved by the Sole Shareholder on May 2, 1988. I further certify that said Amended Articles of Incorporation are in full force and effect.

         IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the corporate seal of said corporation to be hereunto affixed this 20th day
                                                                        ----
     of June, 1989.
        ----



                                            /s/    W D Marting
                                           -----------------------------
                                                    Secretary



CORPORATE SEAL

                            ARTICLES OF INCORPORATION
                                       OF
                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                            (as amended July 1, 1988)

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Incorporation for such corporation:


                                    ARTICLE I

                                      Name
                                      ----

The name of the Corporation is Ameritas Variable Life Insurance Company.


                                   ARTICLE II

                                    Duration
                                    --------

The period of its duration is perpetual.


                                   ARTICLE III

                                    Purposes
                                    --------

The purposes for which the Corporation is organized are:

      (a) To transact a life, including variable life, accident and health insurance business to the extent and in the manner permitted by law and in accordance with such licenses, certificates of authority and permits as the regulatory agencies of the states and jurisdictions in which the Corporation may transact business, shall issue to it;

      (b)    To issue  policies,  certificates,  bonds  and other  contracts  of
             insurance   conforming  in  all  particulars   with  the  laws  and
             regulations relating thereto;

      (c)    To enter into reinsurance contracts and treaties: and

      (d) To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith which are not forbidden by the laws of the State of Nebraska or by these Articles of Incorporation.


                                   ARTICLE IV

                                Authorized Shares
                                -----------------

The total number of shares which the Corporation has authority to issue is fifty thousand (50,000) shares of common stock with a par value of one hundred dollars ($100.00) each.

                                    ARTICLE V

                     Registered Office and Registered Agent
                     --------------------------------------

The street address of the present registered office of the Corporation is 5900 0 Street in the City of Lincoln, County of Lancaster, State of Nebraska and the name of the present registered agent at such address is Julian H. Hopkins.


                                   ARTICLE VI

                                  Incorporators
                                  -------------

The business and affairs of the Corporation shall be managed by the following incorporators until the first meeting of shareholders and thereafter by the Board of Directors elected by the shareholders:


  Harold W. Booth                             5900 0 Street
                                              Lincoln,  NE 68510

  Richard P. Day                              5900 0   Street
                                              Lincoln,  NE 68510

  Julian H. Hopkins                           5900 0   Street
                                              Lincoln,  NE 68510

  James L. Kowalke                            5900 0 Street
                                              Lincoln, NE 68510

  W. D. Marting                               5900 0 Street
                                              Lincoln, NE 68510

  Donald C. Morris                            5900 0 Street
                                              Lincoln, NE 68510

  Robert E. Swett                             5900 0 Street
                                              Lincoln, NE 68510

  Neal E. Tyner                               5900 0 Street
                                              Lincoln, NE 68510

  Richard W. Vautravers                       5900 0 Street
                                              Lincoln, NE 68510

                                  CERTIFICATION


         I, W. D. Marting, duly elected and qualified Secretary of Ameritas Variable Life Insurance Company, Lincoln, Nebraska, hereby certify that the attached resolution is a true and exact copy of a resolution adopted by the Board of Directors of Ameritas Variable Life Insurance Company on August 12, 1988. I further certify that the attached resolution is in full force and effect.

         IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the corporate seal of said corporation to be hereunto affixed this 20th day of
                                                                     ----
June, 1989.
----

                                        /s/ W D Marting
                                       ---------------------------------------
                                                    Secretary



Corporate Seal

                                   RESOLUTION

         BE IT RESOLVED, that the Registered Agent for Ameritas Variable Life Insurance Company shall be Norman M. Krivosha.





AVLIC Board of Directors
August 12, 1988

Judge Norman Krivosha                           Ameritas Financial Services Logo
Executive Vice President-        5900 O Street/P.O. Box 81889/Lincoln, NE 68501/
Administration and General                                        (402) 467-7176
Counsel


                                       (Record of Filing With State of Nebraska)


September 15, 1988



Allen J. Beermann
Secretary of State
Corporations Division
2300 State Capitol
Lincoln, NE 68509

ATTENTION:        LINDA MURPHY

RE:               CHANGE IN REGISTERED AGENT

Dear Mr. Beermann:

On behalf of the corporations listed below, we are requesting the following change to our Resident Agent.

The current Resident Agent and address is:

                           Julian H. Hopkins
                           5900 "O" Street
                           P.O. Box 81889
                           Lincoln, NE 68510

The Resident Agent should be changed to:

                           Norman M. Krivosha
                           5900 "O' Street
                           P.O. Box 81889
                           Lincoln, NE 68510

This change in Resident Agent should be made for the following corporations:


                           Ameritas Marketing Corp.
                           Ameritas Variable Life Insurance Company
                           Bankers Life Nebraska Company
                           Pathmark Assurance Company

A check in the amount of $50 to cover the required filing fees was sent in our original filing letter of September 7, 1988.

Allen J. Beerman
September 15, 1988
Page two


If you need additional information, please feel free to call me at 467-7176. I would appreciate receiving an acknowledgment of this filing, and have enclosed a duplicate copy of this letter and a return envelope for your convenience. Thanks for your assistance.

Sincerely,


/s/ Norman M. Krivosha

Norman M. Krivosha
Executive Vice President - Administration and General Counsel

NMK:cb
Enclosures
E:44